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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934


                                   8-K A-1


        Date of Report (Date of earliest event reported) July 18, 1997

                              Energy Optics, Inc.
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            (Exact name of registrant as specified in its charter)


         New Mexico               0-10841                        85-0273340
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(State or other Jurisdiction    (Commission                    (IRS Employer
     of incorporation)          File Number)                 Identification No.)


               1500 Rayos de Luna, Las Cruces, New Mexico 88005
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              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (505) 523-4561


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Item 4. Changes in Registrants Certifying Accountant

(a) At its board meeting on July 24, 1997, the Board of Directors of Energy Optics, Inc. accepted the resignation of Mackie, Reid & Company, P.A. as Energy Optics, Inc.'s auditors. Mackie, Reid & Reid & Company, P.A. stated that they no longer serve as our auditors of record because of lack of compliance with quality review requirements of the SEC Practice Section of the American Institute of CPAs. They had served as our selected and elected auditors since 1979.

(b) In connection with its audits for the two most recent years, including through July 24, 1997, there have been no disagreements with Mackie, Reid & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(c) Mackie, Reid & Company, P.A.'s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The reports have contained an emphasis paragraph regarding going concern.

(d) The Registrant has requested that Mackie, Reid & Company, P.A. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Mackie, Reid & Company, P.A.'s letter to the SEC, dated August 1, 1997 is filed as Exhibit 16 to this Form 8-K A-1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     16.  Letter change in certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Energy Optics, Inc.
                                              (Registrant)


                                        By /s/ Edward N. Laughlin
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                                           Edward N. Laughlin
                                           President